FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)                January 21, 1997




                       UNITED DOMINION REALTY TRUST, INC.
             (Exact name of registrant as specified in its charter)






          Virginia                        1-10524                54-0857512
State or other jurisdiction of          (Commission           (I.R.S. Employer
incorporation of organization)          File Number)         Identification No.)






         10 South Sixth Street, Suite 203, Richmond, Virginia 23219-3802
                    (Address of principal executive offices)





Registrant's telephone number, including area code     (804) 780-2691


                                    NO CHANGE
          (Former name or former address, if change since last report)

ITEM 5. OTHER EVENTS


For the year ended December 31, 1996, United Dominion Realty Trust, Inc. ("United Dominion"), the registrant, and its wholly owned subsidiaries acquired in separate transactions 30 apartment communities containing 7,712 apartment homes at a total costs of $321.1 million, including closing costs. In addition, effective at 11:59 p.m. on December 31, 1996, South West Property Trust Inc., ("South West") merged with and into UDR Residential Inc., a wholly-owned subsidiary of United Dominion pursuant to the Amended and Restated Agreement and Plan of Merger dated as of October 1, 1996 (the "Merger") as previously filed as Annex I to the Joint Proxy Statement/Prospectus of United Dominion and South West that was made part of the Registration Statement (Form S-4, file number 333-13475) filed with the Securities and Exchange Commisssion on October 9, 1996. South West, a Texas based real estate investment trust, owned 44 apartment communities containing 14,975 apartment homes (includes 760 apartment homes under development). United Dominion issued approximately 22.8 million shares of its common stock at $14.125 per share for a total market equity of appproximatley $322 million and assumed debt and other liabilities estimated at approximately $235 million resulting in total consideration estimated at approximately $557 million (excluding transaction costs) in connection with the Merger.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits

                  Description                                         Location
                  -----------                                         --------

(b)               Pro Forma Financial Information                  4  through 20

(c)               Consent of Independent Public Accountants        Exhibit 23


INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents (File No. 1-11224) filed by South West with the Securities and Exchange Commission under the Exchange Act are hereby incorporated by reference into this Form 8-K: (i) South West's consolidated financial statements included in its annual report on Form 10-K for the year ended December 31, 1995 filed with the Securities and Exchange Commission on March 2, 1996 and (ii) South West's consolidated financial statements included in its quarterly report on Form 10-Q for the quarter ended September 30, 1996 filed with the Securities and Exchange Commission on November 4, 1996, filed under the Exchange Act including any amendments or reports filed for the purpose of updating such description.

                       UNITED DOMINION REALTY TRUST, INC.
               UNAUDITED COMBINED PRO FORMA FINANCIAL STATEMENTS


         The Unaudited Pro Forma Combined Balance Sheet at September 30, 1996, gives effect to the Merger of United Dominion and South West as if the Merger had occurred on September 30, 1996. The Unaudited Pro Forma Combined Balance Sheet gives effect to the Merger under the purchase method of accounting in accordance with Accounting Standards Board Opinion No. 16. In the opinion of management, all significant adjustments necessary to reflect the effects of the Merger have been made.

         The Unaudited Pro Forma Combined Balance Sheet is not necessarily indicative of what the actual combined finanical position of United Dominion and South West would have been at September 30, 1996, nor does it purport to represent the future combined financial position of United Dominion. The Unaudited Pro Forma Combined Balance Sheet should be read in conjunction with United Dominion's audited consolidated financial statements for the year ended December 31, 1995 (included in the United Dominion's Form 10-K for the year ended December 31, 1995) and its unaudited consolidated financial statements as of September 30, 1996 and for the nine months then ended (included in the United Dominion's Form 10-Q for the quarterly period ended September 30,
1996) and the accompanying notes thereto.

         The Unaudited Pro Forma Combined Statements of Operations for the twelve months ended December 31, 1995 and the nine months ended September 30, 1996 are presented as if the Merger had occurred at the beginning of each period presented. The Unaudited Pro Forma Combined Statements of Operations give effect to the Merger under the purchase method of accounting in accordance with Accounting Standards Board Opinion No. 16, and the combined entity qualifying as a REIT, distributing at least 95% of its taxable income, and therefore, incurring no federal income tax liability for the periods presented. In addition to the Merger, the Unaudited Pro Forma Combined Statements of Operations give effect to the following acquisitions as if they had occurred on the first day of each period presented: (i) two apartment communities acquired during 1996 as previously reported on Form 8-K dated October 31, 1996 (ii) 18 apartment
communities   (the  "Southeast Portfolio")  acquired in an August 15, 1996 portfolio acquisition as previously reported on Form 8-K dated August 15, 1996 (subsequently updated to reflect the results of operations for the nine months ended September 30, 1996 on Form 8-K dated October 31, 1996), (iii) nine apartment communities acquired in a May 4, 1995 portfolio acquisition as previously reported on Form 8-K dated June 30, 1995 and (iv) four apartment communities acquired during the second half of 1995 as previously reported on Form 8-K dated December 28, 1995.

         The Unaudited Pro Forma Combined Statements of Operations are not necessarily indicative of what United Dominion's actual results would have been for the year ended December 31, 1995 and the nine months ended September 30, 1996 if the acquisitions and Merger had occurred at the beginning of each period presented, nor do they purport to be indicative of the results of operations in future periods. The Unaudited Pro Forma Combined Statements of Operations have been prepared by the management of United Dominion. The Unaudited Pro Forma Combined Statements of Operations should be read in conjunction with United Dominion's audited consolidated financial statements for the year ended December 31, 1995 (included in United Dominion's Form 10-K for the year ended December 31, 1995) and its unaudited consolidated financial statements as of September 30, 1996 and for the nine months then ended (included in United Dominion's Form 10-Q for the quarterly period ended September 30, 1996) and the accompanying notes thereto.




                       UNITED DOMINION REALTY TRUST, INC.
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEETS
                               SEPTEMBER 30, 1996
                      (In thousands, except for share data)

                                                                                                                SOUTH WEST
                                                                                   HISTORICAL (1)            HISTORICAL (28)
                                                                               -----------------------   -------------------------
Assets

Real estate owned:
     Real estate held for investment                                           $            1,448,622    $                397,682
         Less: accumulated depreciation                                                      (159,429)                    (79,632)
                                                                               -----------------------   -------------------------
                                                                                            1,289,193                     318,050
     Construction in progress                                                                      --                      73,598
                                                                               -----------------------   -------------------------
                                                                                            1,289,193                     391,648
     Real estate held for disposition                                                          42,889                          --
Cash and cash equivalents                                                                       7,803                       9,333
Other assets                                                                                   35,826                      15,428
                                                                               -----------------------   -------------------------
                                                                               $            1,375,711 $                   416,409
                                                                               =======================   =========================

Liabilities and shareholders' equity

Notes payable-secured                                                          $              307,505 $                   218,124
7.25% Notes due April 1, 1999                                                                  75,000
8.50% Debentures due September 15, 2024                                                       150,000
7.95% Medium Term Notes due July 12, 2006                                                     125,000
Notes payable-unsecured                                                                       138,389
Distributions payable to common shareholders                                                   14,099                       5,375
Accounts payable, accrued expenses and other liabilities                                       34,992                      11,210
                                                                               -----------------------   -------------------------
                                                                                              844,985                     234,709
                                                                               -----------------------   -------------------------

Minority interest of unitholders in operating partnership                                       2,030

Shareholders' equity:
     Preferred stock, no par value; 25,000,0000 shares authorized:
         9 1/4% Series A Cumulative Redeemable Preferred Stock
            (liquidation preference of $25 per share), 4,200,000 shares issued
            and outstanding                                                                   105,000
     Common stock, $1 par value; 100,000,000 shares authorized
         81,548,734 shares issued and outstanding (58,744,488 at
         September 30, 1996)                                                                   58,744                         205
     Additional paid-in-capital                                                               510,314                     236,240
     Notes receivable from officer-shareholders                                                (5,903)                     (3,095)
     Distributions in excess of net income                                                   (141,336)                    (51,650)
     Unrealized gain on securities available-for-sale                                           1,877
                                                                               -----------------------   -------------------------
Total shareholders' equity                                                                    528,696                     181,700
                                                                               =======================   =========================
                                                                                            1,375,711    $                416,409
                                                                               =======================   =========================


                                                                                       PRO FORMA
                                                                                         MERGER
                                                                                    ADJUSTMENTS (29)
                                                                               ---------------------------
Assets

Real estate owned:
     Real estate held for investment                                           $                   81,555 (30)
         Less: accumulated depreciation                                                            79,632 (30)
                                                                               ---------------------------
                                                                                                  161,187
     Construction in progress
                                                                               ---------------------------
                                                                                                  161,187
     Real estate held for disposition                                                                  --
Cash and cash equivalents
Other assets                                                                                       (5,972)(31)
                                                                               ---------------------------
                                                                               $                  155,215
                                                                               ===========================

Liabilities and shareholders' equity

Notes payable-secured                                                          $                 (116,666)(32)
7.25% Notes due April 1, 1999
8.50% Debentures due September 15, 2024
7.95% Medium Term Notes due July 12, 2006
Notes payable-unsecured                                                                           131,797 (33)
Distributions payable to common shareholders
Accounts payable, accrued expenses and other liabilities
                                                                               ---------------------------
                                                                                                   15,131
                                                                               ---------------------------

Minority interest of unitholders in operating partnership

Shareholders' equity:
     Preferred stock, no par value; 25,000,0000 shares authorized:
         9 1/4% Series A Cumulative Redeemable Preferred Stock
            (liquidation preference of $25 per share), 4,200,000 shares issued and outstanding
     Common stock, $1 par value; 100,000,000 shares authorized
         81,548,734 shares issued and outstanding (56,744,488 at
         September 30, 1996)                                                                       22,600 (34)
     Additional paid-in-capital                                                                    62,739 (34)
     Notes receivable from officer-shareholders                                                     3,095 (34)
     Distributions in excess of net income                                                         51,650 (34)
     Unrealized gain on securities available-for-sale
                                                                               ---------------------------
Total shareholders' equity                                                                        140,084
                                                                               ===========================
                                                                                                  155,215
                                                                               ===========================


                                                                                        UNITED
                                                                                       DOMINION
                                                                                      PRO FORMA
                                                                                       COMBINED
Assets                                                                         -------------------------

Real estate owned:
     Real estate held for investment
         Less: accumulated depreciation                                        $              1,927,859
                                                                                               (159,429)
                                                                               -------------------------
         Construction in progress                                                             1,768,430
                                                                                                 73,598
                                                                               -------------------------
     Real estate held for disposition                                                         1,842,028
Cash and cash equivalents                                                                        42,889
Other assets                                                                                     17,136
                                                                                                 45,282
                                                                               -------------------------
                                                                               $              1,947,335
                                                                               =========================
Liabilities and shareholders' equity

Notes payable-secured
7.25% Notes due April 1, 1999                                                  $                408,963
8.50% Debentures due September 15, 2024                                                          75,000
7.95% Medium Term Notes due July 12, 2006                                                       150,000
Notes payable-unsecured                                                                         125,000
Distributions payable to common shareholders                                                    270,186
Accounts payable, accrued expenses and other liabilities                                         19,474
                                                                                                 46,202
                                                                               -------------------------
                                                                                              1,094,825
                                                                               -------------------------
Minority interest of unitholders in operating partnership
                                                                                                  2,030
Shareholders' equity:
     Preferred stock, no par value; 25,000,0000 shares authorized:
         9 1/4% Series A Cumulative Redeemable Preferred Stock
            (liquidation preference of $25 per share), 4,200,000 shares issued and outstanding
     Common stock, $1 par value; 100,000,000 shares authorized                                  105,000
         81,548,734 shares issued and outstanding (56,744,488 at
         September 30, 1996)
     Additional paid-in-capital                                                                  81,549
     Notes receivable from officer-shareholders                                                 809,293
     Distributions in excess of net income                                                       (5,903)
     Unrealized gain on securities available-for-sale                                          (141,336)
                                                                                                  1,877
                                                                               -------------------------
Total shareholders' equity
                                                                                                850,480
                                                                               =========================
                                                                               $              1,947,335
                                                                               =========================

See accompanying notes.

                       UNITED DOMINION REALTY TRUST, INC.
         UNAUDITED PRO FORMA COMBINED PRO FORMA STATEMENT OF OPERATIONS
                 For the Twelve Months Ended December 31, 1995
                (In thousands of dollars, except per share data)

                                                                                   ACQUISITIONS
                                                                                    PREVIOUSLY
                                                                                    REPORTED ON        JUNE 30, 1995 AND
                                                                                  FORM 8-K DATED       DECEMBER 28, 1995
                                                                                JUNE 30, 1995  AND        ACQUISITIONS
                                                                                  FORM 8-K DATED           PRO FORMA
                                                               HISTORICAL  (1)  DECEMBER 28, 1995  (2)  ADJUSTMENTS (3)
                                                               ---------------  ----------------------  ---------------
Income
    Rental Income                                                     $195,240              $6,519                $1,045
    Interest and dividend income                                         1,692                                      (269)(4)
                                                                      --------              ------                ------
                                                                       196,932               6,519                   776
Expenses
    Rental Expenses
         Utilities                                                      14,464                 430                    64
         Repairs & maintenance                                          30,374                 895                    98
         Real estate taxes                                              14,058                 504                    67
         Property management                                             5,300                 284                   (25)(5)
         Other operating expenses                                       17,446                 844                   106
    Depreciation of real estate owned                                   38,939                                     1,088 (6)
    Interest                                                            40,646                                       532 (7)
    General and administrative                                           4,865
    Other depreciation and amortization                                  1,103
    Other expenses:
         Impairment loss on real estate held for disposition             1,700
                                                                      --------              ------                ------
                                                                       168,895               2,957                 1,930
                                                                      --------              ------                ------

Income before gains on sales of investments and                         28,037               3,562                (1,154)
    minority interest of unitholders in
    operating partnership
Gains on sales of investments                                            5,090
Minority interest of unitholders in
    operating partnership
                                                                      --------              ------                ------
Net income                                                              33,127               3,562                (1,154)
Dividends to preferred shareholders                                      6,637                                     2,599 (8)
                                                                      --------              ------                ------
Net income available to common shareholders                            $26,490              $3,562               ($3,753)
                                                                       =======              ======               =======

Net income per common share                                              $0.50
                                                                         =====

Distributions declared per common share                                  $0.90
                                                                         =====


Weighted average number of common shares outstanding                    52,781



                                                                                          NON-DEVELOPMENT
                                                                                             PROPERTIES
                                                                          PRO FORMA          SOUTHEAST        SOUTH HILLS
                                                                         BEFORE 1996         PORTFOLIO         PRO FORMA
                                                                        ACQUISITIONS      ACQUISITION (9)   ADJUSTMENTS (11)
                                                                        ------------      ---------------   ----------------
Income
    Rental Income                                                             $202,804            $17,539               $52
    Interest and dividend income                                                 1,423
                                                                              --------            -------               ---
                                                                               204,227             17,539                52
Expenses
    Rental Expenses
         Utilities                                                              14,958              1,311                 4
         Repairs & maintenance                                                  31,367              2,632                13
         Real estate taxes                                                      14,629              1,303                 5
         Property management                                                     5,559                866                 3
         Other operating expenses                                               18,396              1,353                 9
    Depreciation of real estate owned                                           40,027
    Interest                                                                    41,178
    General and administrative                                                   4,865
    Other depreciation and amortization                                          1,103
    Other expenses:
         Impairment loss on real estate held for disposition                     1,700
                                                                              --------            -------               ---
                                                                               173,782              7,465                34
                                                                              --------            -------               ---

Income before gains on sales of investments and                                 30,445             10,074                18
    minority interest of unitholders in
    operating partnership
Gains on sales of investments                                                    5,090
Minority interest of unitholders in
    operating partnership
                                                                              --------            -------               ---
Net income                                                                      35,535             10,074                18
Dividends to preferred shareholders                                              9,236
                                                                              --------            -------               ---
Net income available to common shareholders                                    $26,299            $10,074               $18
                                                                               =======            =======               ===

Net income per common share                                                      $0.50
                                                                                 =====

Distributions declared per common share                                          $0.90
                                                                                 =====


Weighted average number of common shares outstanding                            52,781


                                                                        NON-DEVELOPMENT                         DEVELOPMENT
                                                                           PROPERTIES         DEVELOPMENT       PROPERTIES
                                                                           SOUTHEAST           PROPERTIES        SOUTHEAST
                                                                           PORTFOLIO           SOUTHEAST         PORTFOLIO
                                                                           PRO FORMA           PORTFOLIO         PRO FORMA
                                                                          ADJUSTMENTS       ACQUISITION (10)   ADJUSTMENTS
                                                                          -----------       ----------------   -----------
Income
    Rental Income                                                                                    $5,011
    Interest and dividend income
                                                                               --------              ------          -------
                                                                                      0               5,011                0
Expenses
    Rental Expenses
         Utilities                                                                                      319
         Repairs & maintenance                                                                          447
         Real estate taxes                                                                              325
         Property management                                                      ($436)(13)            231            ($108)(18)
         Other operating expenses                                                    96 (14)            542               26 (19)
    Depreciation of real estate owned                                             3,780 (15)                           1,421 (20)
    Interest                                                                      7,362 (16)                           2,447 (21)
    General and administrative
    Other depreciation and amortization
    Other expenses:
         Impairment loss on real estate held for disposition
                                                                               --------              ------          -------
                                                                                 10,802               1,864            3,786
                                                                               --------              ------          -------
Income before gains on sales of investments and                                 (10,802)              3,147           (3,786)
    minority interest of unitholders in
    operating partnership
Gains on sales of investments
Minority interest of unitholders in
    operating partnership
                                                                               --------              ------          -------
Net income                                                                      (10,802)              3,147           (3,786)
Dividends to preferred shareholders
                                                                               --------              ------          -------
Net income available to common shareholders                                    ($10,802)             $3,147          ($3,786)
                                                                               ========              ======          =======


Net income per common share

Distributions declared per common share


Weighted average number of common shares outstanding                                934 (17)                             441 (22)



                                                                         WESTLAND  PARK      WESTLAND  PARK
                                                                        AND STEEPLECHASE    AND STEEPLECHASE        UNITED
                                                                           APARTMENTS          PRO FORMA           DOMINION
                                                                        ACQUISITIONS (23)    ADJUSTMENTS           PRO FORMA
                                                                        -----------------    -----------           ---------
Income
    Rental Income                                                                 $4,639                              $230,045
    Interest and dividend income                                                                                         1,423
                                                                                  ------              -----           --------
                                                                                   4,639                  0            231,468
Expenses
    Rental Expenses
         Utilities                                                                   173                                16,765
         Repairs & maintenance                                                       481                                34,940
         Real estate taxes                                                           398                                16,660
         Property management                                                         245               (131)(25)         6,229
         Other operating expenses                                                    547                                20,969
    Depreciation of real estate owned                                                                   904 (26)        46,132
    Interest                                                                                          1,805 (27)        52,792
    General and administrative                                                                                           4,865
    Other depreciation and amortization                                                                                  1,103
    Other expenses:
         Impairment loss on real estate held for disposition                                                             1,700
                                                                                  ------              -----           --------
                                                                                   1,844              2,578            202,155
                                                                                  ------              -----           --------

Income before gains on sales of investments and                                    2,795             (2,578)            29,313
    minority interest of unitholders in
    operating partnership
Gains on sales of investments                                                                                            5,090
Minority interest of unitholders in
    operating partnership
                                                                                  ------              -----           --------
Net income                                                                         2,795             (2,578)            34,403
Dividends to preferred shareholders                                                                                      9,236
                                                                                  ------              -----           --------
Net income available to common shareholders                                       $2,795            ($2,578)           $25,167
                                                                                  ======            =======            =======


Net income per common share                                                                                              $0.46
                                                                                                                         =====

Distributions declared per common share                                                                                  $0.90
                                                                                                                         =====


Weighted average number of common shares outstanding                                                                    54,156


                                                                                            SOUTH WEST            UNITED
                                                                                            PRO FORMA            DOMINION
                                                                          SOUTH WEST          MERGER            PRO FORMA
                                                                        HISTORICAL (28)   ADJUSTMENTS            COMBINED
                                                                        ---------------   -----------            --------
Income
    Rental Income                                                              $71,061                              $301,106
    Interest and dividend income                                                 1,053                                 2,476
                                                                                ------            -----               ------
                                                                                72,114                0              303,582
Expenses
    Rental Expenses
         Utilities                                                               4,940                                21,705
         Repairs & maintenance                                                   9,980                                44,920
         Real estate taxes                                                       6,499                                23,159
         Property management                                                     2,464             (493)(35)           8,200
         Other operating expenses                                                9,782                                30,751
    Depreciation of real estate owned                                           12,304            1,859 (36)          60,295
    Interest                                                                    10,686             (614)(37)          62,864
    General and administrative                                                   2,037           (1,039)(38)           5,863
    Other depreciation and amortization                                            393                                 1,496
    Other expenses:
         Impairment loss on real estate held for disposition                                                           1,700
                                                                                ------            -----               ------
                                                                                59,085             (287)             260,953
                                                                                ------            -----               ------

Income before gains on sales of investments and                                 13,029              287               42,629
    minority interest of unitholders in
    operating partnership
Gains on sales of investments                                                       10                                 5,100
Minority interest of unitholders in
    operating partnership                                                           (8)                                   (8)
                                                                                ------            -----               ------
Net income                                                                      13,031              287               47,721
Dividends to preferred shareholders                                                                                    9,236
                                                                                ------            -----               ------
Net income available to common shareholders                                    $13,031             $287              $38,485
                                                                               =======            =====              =======


Net income per common share                                                                                            $0.52
                                                                                                                       =====

Distributions declared per common share                                                                                $0.90
                                                                                                                       =====


Weighted average number of common shares outstanding                                             20,308 (39)          74,464





See accompanying notes.

                       UNITED DOMINION REALTY TRUST, INC.
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                  For the Nine Months Ended September 30, 1996
                     (In thousands, except per share data)
                                                                                            NON-DEVELOPMENT
                                                                          NON-DEVELOPMENT      PROPERTIES         DEVELOPMENT
                                                                            PROPERTIES         SOUTHEAST           PROPERTIES
                                                                             SOUTHEAST         PORTFOLIO           SOUTHEAST
                                                                             PORTFOLIO         PRO FORMA           PORTFOLIO
                                                           HISTORICAL (1) ACQUISITION (9)   ADJUSTMENTS (12)    ACQUISITION (10)
                                                           -------------- ---------------  -----------------    ----------------
Income
  Rental income                                                 $175,119          $9,160             $2,265              $3,757
  Interest  and dividend income                                    1,197
                                                                --------          ------             ------              ------
                                                                 176,316           9,160              2,265               3,757
Expenses
  Rental expenses:
        Utilities                                                 12,810             662                164                 219
        Repairs & maintenance                                     29,847           1,146                283                 316
        Real estate taxes                                         12,698             651                161                 321
        Property management                                        4,192             452               (172)(13)            184
        Other operating expenses                                  16,852             699                232 (14)            266
  Depreciation of real estate owned                               33,711                              2,344 (15)
  Interest                                                        35,413                              4,566 (16)
  General and administrative                                       4,192
  Other depreciation and amortization                                917
  Impairment loss on real estate held for disposition                290
                                                                --------          ------             ------              ------
                                                                 150,922           3,610              7,578               1,306

Income before gains on sales of investments and                   25,394           5,550             (5,313)              2,451
  minority interest of unitholders in operating partnership
Gains on sales of investments                                      2,176
Minority interest of unitholders in operating partnership            (26)
                                                                --------          ------             ------              ------
Net income                                                        27,544           5,550             (5,313)              2,451
Dividends to preferred shareholders                                7,284
                                                                --------          ------             ------              ------
Net income available to common shareholders                      $20,260          $5,550             (5,313)             $2,451
                                                                 =======          ======             ======              ======


Net income per common share                                        $0.36
                                                                   =====

Distributions declared per common share                            $0.72
                                                                   =====


Weighted average number of common shares outstanding              56,978                                774 (17)

                                                             DEVELOPMENT
                                                              PROPERTIES
                                                              SOUTHEAST         WESTLAND PARK     WESTLAND PARK
                                                              PORTFOLIO        AND STEEPLECHASE  AND STEEPLECHASE
                                                              PRO FORMA           APARTMENTS        PRO FORMA
                                                           ADJUSTMENTS (12)    AQUISITIONS (23)  ADJUSTMENTS (24)
                                                           ----------------    ----------------  ----------------
Income
  Rental income                                                       $929              $1,278               $95
  Interest  and dividend income
                                                                      ----              ------               ---
                                                                       929               1,278                95
Expenses
  Rental expenses:
        Utilities                                                       54                  50                 4
        Repairs & maintenance                                           78                 139                10
        Real estate taxes                                               79                 114                 8
        Property management                                            (70)(18)             69               (30)(25)
        Other operating expenses                                        89 (19)            153                11
  Depreciation of real estate owned                                  1,316 (20)                              252 (26)
  Interest                                                           2,223 (21)                              499 (27)
  General and administrative
  Other depreciation and amortization
  Impairment loss on real estate held for disposition
                                                                      ----              ------               ---
                                                                     3,769                 525               754

Income before gains on sales of investments and                     (2,840)                753              (659)
  minority interest of unitholders in operating partnership
Gains on sales of investments
Minority interest of unitholders in operating partnership
                                                                      ----              ------               ---
Net income                                                          (2,840)                753              (659)
Dividends to preferred shareholders
                                                                      ----              ------               ---
Net income available to common shareholders                         (2,840)                753              (659)
                                                                    ======                 ===              ====

Net income per common share

Distributions declared per common share


Weighted average number of common shares outstanding                   578 (22)



                                                                 UNITED                          SOUTH WEST      UNITED
                                                               DOMIMINION                         PRO FORMA     DOMINION
                                                                  PRO            SOUTH WEST        MERGER       PRO FORMA
                                                                  FORMA        HISTORICAL (28)   ADJUSTMENTS    COMBINED
                                                                  -----        ---------------   -----------    --------
Income
  Rental income                                                  $192,603           $61,559                     $254,162
  Interest  and dividend income                                     1,197               439                        1,636
                                                                 --------           -------         -----       --------
                                                                  193,800            61,998             0        255,798
Expenses
  Rental expenses:
        Utilities                                                  13,963             4,037                       18,000
        Repairs & maintenance                                      31,819             7,582                       39,401
        Real estate taxes                                          14,032             5,859                       19,891
        Property management                                         4,625             2,114          (346)(35)     6,393
        Other operating expenses                                   18,302             8,789                       27,091
  Depreciation of real estate owned                                37,623             9,952         1,656 (36)    49,231
  Interest                                                         42,701             9,747          (756)(37)    51,692
  General and administrative                                        4,192             1,342          (722)(38)     4,812
  Other depreciation and amortization                                 917               248                        1,165
  Impairment loss on real estate held for disposition                 290                                            290
                                                                 --------           -------         -----       --------
                                                                  168,464            49,670          (168)       217,966

Income before gains on sales of investments and                    25,336            12,328           168         37,832
  minority interest of unitholders in operating partnership
Gains on sales of investments                                       2,176                                          2,176
Minority interest of unitholders in operating partnership             (26)                                           (26)
                                                                 --------           -------         -----       --------
Net income                                                         27,486            12,328           168        39,982
Dividends to preferred shareholders                                 7,284                                          7,284
                                                                 --------           -------         -----       --------
Net income available to common shareholders                       $20,202           $12,328          $168       $32,698
                                                                  =======           =======         =====        =======

Net income per common share                                         $0.35                                          $0.41
                                                                    =====                                          =====

Distributions declared per common share                             $0.72                                          $0.72
                                                                    =====                                          =====


Weighted average number of common shares outstanding               58,330                          22,370 (39)    80,700




See accompanying notes.

                       UNITED DOMINION REALTY TRUST, INC.
         NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND
                    THE TWELVE MONTHS ENDED DECEMBER 31, 1995

Basis of Presentation
The Unaudited Pro Forma Combined Statements of Operations on this Form 8-K reflect the historical results of United Dominion adjusted to reflect the operations of: (i) 44 apartment communities containing 14,975 apartment homes (includes 760 apartment homes under development) owned by South West that were merged with and into UDR Western Residential, Inc., a wholly-owned subsidiary of United Dominion, on December 31, 1996, (ii) two apartment communities acquired during 1996 as previously reported on Form 8-K dated October 31, 1996 (iii) 18 apartment communities (the "Southeast Portfolio") acquired in an August 15, 1996 portfolio acquisition as previously reported on Form 8-K dated August 15, 1996 (subsequently updated to reflect the results of operations for the nine months ended September 30, 1996 on Form 8-K dated October 31, 1996), (iv) nine apartment communities acquired in a May 4, 1995 portfolio acquisition as previously reported on Form 8-K dated June 30, 1995 and (v) four apartment communities acquired during the second half of 1995 as previously reported on Form 8-K dated December 28, 1995.

For presentation purposes in the Unaudited Pro Forma Combined Statements of Operations on this Form 8-K, the Southeast Portfolio has been segregated into two components, the development properties and the non-development properties. There are 14 properties containing 3,196 units which are considered non-development properties and 4 properties containing 1,312 units which are considered development properties. The 14 non-development properties were built prior to 1995 and the four development properties had completed units available for occupancy at various times during 1995 and 1996. For each of the periods presented, the pro forma adjustments for the four development properties are determined based upon the weighted average balance of the purchase price outstanding. The weighted average balance of the purchase price outstanding was calculated by assuming the properties were financed and acquired by United Dominion on the dates on which certificates of occupancy were obtained for each unit during 1995 and 1996.

The Unaudited Pro Forma Combined Statements of Operations assume the following events occurred on the first day of each reporting period presented: (i) the Merger of South West Property Trust Inc. with and into UDR Western Residential, Inc., through the issuance of approximately 22.8 million shares of United Dominion common stock at $14.125 per share for a total market equity value of approximately $322 million and the assumption of debt and other liabilities estimated at approximately $235 million for an aggregate value estimated at approximately $557 million (excluding transaction costs), (ii) the acquisition of Westland Park and Steeplechase Apartments with bank line borrowings aggregating $30.2 million and a weighted average interest rate of 5.98% (United Dominion's weighted average market interest rate on short-term bank borrowings in effect at the time of each of the acquisitions), (iii) the acquisition of four apartment communities previously reported on Form 8-K dated December 28, 1995, and (iv) the acquisition of nine apartment communities previously reported on Form 8-K dated June 30, 1995. For 1995, in connection with the acquisitions previously described, the pro forma statements of operations include the April 24, 1995 sale of 4.2 million shares of 9-1/4% Cumulative Redeemable Preferred Stock with a $25 liquidation preference value ("preferred stock"). Net proceeds from the sale of the preferred stock were used to fund the Acquisitions Previously Reported on Form 8-K dated June 30, 1995 and to temporarily repay in full, then existing bank debt until such time additional acquisitions were completed. Of the 4.2 million shares sold, 2.7 million shares were assumed to be used to acquire the Acquisitions Previously Reported on Form 8-K dated June 30, 1995 and 878,589 shares were assumed to have been used to acquire Hunters Ridge Apartments and Mallards of Wedgewood Apartments (two of the properties included in the acquisitions previously reported on Form 8-K dated December 28, 1995). Therefore, such consolidated pro forma statements of operations assume the issuance of 3.6 million shares of preferred stock from the period January 1, 1995 to April 24, 1995 for the twelve months ended December 31, 1995. In addition, the consolidated pro forma statements of operations assume the acquisition of the 14 non-development apartment communities contained in the Southeast Portfolio as if it had occurred on the first day of each reporting period presented. The pro forma statements of operations include the effect of debt and equity incurred in connection with the acquisition of the 14 non-development apartment communities contained in the Southeast Portfolio which includes: (i) bank lines of credit of approximately $14.0 million with a weighted average interest rate of 6.01% (United Dominion's market interest rate on short-term bank borrowings in effect at the time of the acquisition), (ii) the assumption of secured debt encumbering the properties in the aggregate amount of approximately $75.2 million with a weighted average interest rate of 7.30%, (iii) Seller financing of approximately $13.9 million bearing interest of 7.10%, and (iv) the issuance of approximately 934,000 newly issued shares of the United Dominion's common stock valued at $13.50 (the closing sales price of United Dominion's common stock on the date of acquisition) per share for total consideration of $12.6 million. The Unauidted Pro Forma Statements of Operations also assume the acquisition of the four development apartment communities contained in the Southeast Portfolio. The Unaudited Pro Forma Statements of operations include the effects of debt and equity incurred in connection with the acquisition of the four development apartment communities contained in the Southeast Portfolio which includes: (i) bank lines of credit of approximately $11.2 million with a weighted average interest rate of 6.01% (United Dominion's market interest rate on short-term bank borrowings in effect at the time of the acquisition), (ii) the assumption of secured debt encumbering the properties in the aggregate amount of approximately $34.6 million with a weighted average interest rate of 6.59%, (iii) Seller financing of approximately $11.1 million bearing interest of 7.10% and (iv) the issuance of approximately 746,000 newly issued shares of the United Dominion's common stock valued at $13.50 per share (the closing sales price of United Dominion's common stock on the date of acquisition) for total consideration of $10.1 million.

The assumption of secured debt encumbering the Southeast Portfolio properties consists of the following: (i) four mortgage notes payable encumbering specific properties aggregating $38.6 million, (ii) a $40 million secured senior credit facility with Wachovia Bank and (iii) a $31.2 million secured senior credit facility with First Union National Bank, as follows:

    Specific Mortgage or Construction Notes Payable:
                                      Loan        Interest
    Property Name                    Amount        Rate
    -------------                    ------        ----
    Cape Harbor*                  $  9,500,000     6.531% (Variable-LIBOR + 1%)
    The Village at Cliffdale        10,509,232     7.875%
    Rivergate                        9,837,246     8.000%
    Morganton Place                  8,739,750     6.531% (Variable-LIBOR + 1%)
                                  ------------
                                   $38,586,228
                                  ============
    *Construction Note Payable

    Cross-Collateralize Secured Notes Payable:

                                         Loan          Interest
    Lender                              Amount            Rate
    ------                              ------            ----
    Wachovia Bank**                   $10,000,000        7.14%
    Wachovia Bank**                     5,000,000        6.98%
    Wachovia Bank**                    25,000,000        6.53% (Variable-LIBOR +1%)
    First Union National Bank***       20,000,000        7.75%
    First Union National Bank***        5,000,000        7.38%
    First Union National Bank***        5,000,000        7.50%
    First Union National Bank***        1,232,805        6.61% (Variable-LIBOR +1.18%)
                                      -----------
                                      $71,232,805
                                      ===========

    Total Mortgage Notes Payable     $109,819,033
                                     ============

** The $40 million Wachovia Bank senior credit facility is secured by six properties contained in the Southeast Portfolio. For purposes of this Form 8- K, LIBOR is assumed to be 5.53% which represents the 3 month LIBOR on August 15, 1996, the date of the acquisition. There are two related interest rate swap agreements with Wachovia Bank in the aggregate notional amount of $15 million under which the United Dominion pays a fixed-rate of interest and receives a variable-rate on the notional amounts. The interest rate swaps effectively change the United Dominion's interest rate exposure from a variable-rate to a fixed-rate of 7.09% (weighted average) on $15 million of the $40 million senior credit facility.

*** The $31.2 million First Union National Bank senior credit facility is secured by seven properties contained in the Southeast Portfolio. For purposes of this Form 8- K, LIBOR is assumed to be 5.43% which represents the 1 month LIBOR on August 15, 1996, the date of the acquisition. There are three interest rate swap agreements with First Union National Bank in the aggregate notional amount of $30 million under which the United Dominion pays a fixed-rate of interest and receives a variable-rate on the notional amounts. The interest rate swaps effectively change the United Dominion's interest rate exposure from a variable-rate to a fixed-rate of 7.65% (weighted average) on $30 million of the $31.2 million senior credit facility.


The Unaudited Pro Forma Combined Statements of Operations are not necessarily indicative of what the United Dominion's results would have been for the nine months ended September 30, 1996 and for the year ended December 31, 1995 if the acquisitions had been consummated at the beginning of each period presented, nor do they purport to be indicative of the results of operations or financial position in future periods.

(1) Represents the United Dominion's Historical Statements of Operations contained in its Quarterly Report on Form 10-Q for the nine months ended September 30, 1996 and its Annual Report on Form 10-K for the year ended December 31, 1995 and United Dominion's Historical Balance Sheet contained in its Quarterly Report on Form 10-Q for the nine months ended September 30, 1996.

(2) Amounts appearing under the column entitled "Acquisitions Previously Reported on Form 8-K dated June 30, 1995 and Form 8-K dated December 28, 1995" give effect to significant acquisitions that have been previously reported to the Securities and Exchange Commission by the United Dominion on Form 8-K dated June 30, 1995 and Form 8-K dated December 28, 1995. A reconciliation of net income for the twelve months ended December 31, 1995 is as follows:

                                                               Net Income
                                    Filing to Update          Twelve Months
         8-K Filed                         8-K                (In thousands)
         -----------------------------------------------------------------------
         June 30, 1995                     N/A                 $    1,821
         December 28, 1995                 8-K/A                    1,741
                                                               ----------
                                                               $    3,562
                                                               ==========
(3) Represents operations of the Acquisitions Previously Reported on Form 8-K Dated June 30, 1995 for the 33 day period from April 1, 1995 to May 3, 1995, which represents the period not owned by the United Dominion during the second quarter of 1995 (based on the operating statements of the properties for the stub period January 1, 1995 to March 31, 1995). The unaudited combined statements of rental operations were for the stub period January 1, 1995 to March 31, 1995.

(4) Reflects the reduction of interest income associated with the use of short-term investments to acquire Hunters Ridge Apartments (66 of the 365 days during 1995) and Mallards of Wedgewood Apartments (93 of the 365 days during 1995) at market interest rates in effect at the time of the acquisition. As discussed in the "Basis of Presentation", Hunters Ridge Apartments and Mallards of Wedgewood Apartments were assumed to have been acquired with 878,589 shares of the preferred stock. The net proceeds from the sale of the preferred stock were received on April 24, 1995 and were temporarily invested in short-term investments until such time as these acquisitions occurred.

                                  Purchase       Interest   Interest Income
         Property                  Price           Rate        Adjustment
         --------                  -----           ----        ----------
         Hunters Ridge           $13,403,983       6.17%      $  149,544
         Mallards of Wedgewood     7,823,950       6.00%         119,610
                                 -----------                  ----------
                                 $21,227,933                  $  269,154
                                 ===========                  ==========

(5) Reflects the net reduction in property management fees for the Acquisitions Previously Reported on Form 8-K dated June 30, 1995 and Form 8-K dated December 28, 1995. United Dominion internally managed its apartment portfolio at a then assumed cost of approximately 3.5% of rental income (based on 1994 actual information). United Dominion uses 98% of the amount reported as rental income in calculating the property management fee, as 2% of the amount reported as rental income is assumed to be other income which is not subject to management fee. As documented in Notes 13 and 18, based upon 1995 actual information, United Dominion internally managed its apartment properties at an assumed cost of approximately 2.5% of rental income. The decrease in the management fee from 3.5% in 1994 to 2.5% in 1995 was a result of the economies of scale and efficiencies the United Dominion achieved due to the significant growth experienced by the United Dominion during this same time.

(6) Reflects the net adjustments to depreciation expense to record the Acquisitions Previously Reported on Form 8-K dated June 30, 1995 and December 28, 1995 at the beginning of each period presented. Depreciation is computed on a straight-line basis over the estimated useful lives of the related assets. Buildings have been depreciated over 35 years and other improvements over 15 years based upon the initial cost of the Acquisitions Previously Reported on Form 8-K dated June 30, 1995 of $65.7 million and Acquisitions Previously Reported on Form 8-K dated December 31, 1995 of $32.9 million. The allocation and estimated useful lives are as follows:

         Acquisitions Previously Reported on Form 8-K dated June 30, 1995:

                                                               Estimated                Twelve Month
                                     Allocation of            Useful Life               Depreciation
                                    Purchase Price              In Years                 Adjustment**
                                    --------------              --------                 ------------
         Building                    $ 50,495,338                  35                   $    492,931
         Other Improvements             2,916,939                  15                         66,441
         Land                          12,292,524                  N\A                          --
                                       ----------                                       ------------
                                     $ 65,704,801                                       $    559,372
                                     ============                                       ============

** The Acquisitions Previously Reported on Form 8-K Dated June 30, 1995 were purchased by United Dominion on May 4, 1995, as such, the depreciation adjustment for the twelve months ended December 31, 1995 is computed for the 123 day period (out of 360 days) the properties were not owned by United Dominion.

         Acquisitions Previously Reported on Form 8-K dated  December 28, 1995:

                                                               Estimated                  Twelve Month
                                    Allocation of             Useful Life                 Depreciation
                                    Purchase Price              In Years                   Adjustment**
                                    --------------              --------                   ------------
         Building                     $ 25,438,503                 35                     $    442,549
         Other Improvements              2,138,662                 15                           86,814
         Land                            5,290,780                N\A                             --
                                      ------------                                        ------------
                                      $ 32,867,945                                        $    529,363
                                      ============                                        ============

         Total                        $ 98,572,746                                        $  1,088,735
                                      ============                                        ============

** The Acquisitions Previously reported on Form 8-K Dated December 28, 1995 were purchased by United Dominion at various times during the second and third quarters of 1995. The depreciation adjustment is computed for each property based on the number of days the properties were not owned by the United Dominion. The weighted average number of days the properties were not owned by United Dominion during 1995 was
         219.20 days (out of 360 days).

(7) Reflects the additional interest expense associated with the Acquisitions Previously Reported on Form 8-K dated December 28, 1995 as follows: (i) variable-rate bank debt aggregating $2.7 million used to fund the acquisitions at assumed interest rates equal to market rates in effect at the time of each respective acquisition, (ii) the assumption of a fixed-rate mortgage note in the amount of $3.3 million bearing interest of 7.6% in connection with the acquisition of Marble Hill Apartments and (iii) the assumption of a $5.6 million variable-rate tax-exempt housing bond bearing interest of 5.14% in connection with the acquisition of Andover Place Apartments.

                                                                                Twelve Month
                                                 Amount        Interest           Interest
         Property Type of Debt                    Debt           Rate            Adjustment**
         ---------------------                    ----           ----            ------------
         Marble Hill       Bank Debt          $ 2,629,662       6.48%             $ 126,517
         Marble Hill       Mortgage Debt        3,344,066       7.60%               188,697
         Andover Place     Bank Debt               46,284       6.48%                 2,227
         Andover Place     Tax-Exempt Bonds     5,620,000       5.14%               214,475
                                              -----------       ----              ---------
                                              $11,640,012                         $ 531,916
                                              ===========                         =========

** For the twelve months ended December 31, 1995, the interest expense adjustment is for 271 days (based on a 365 day year) as the properties were purchased on September 28, 1995.

 (8) Reflects the adjustment to net income to record dividends paid to preferred shareholders on 3,598,001 shares of preferred stock in calculating net income available to common shareholders for the 114 day period (out of 365 days) from the period January 1, 1995 to April 24, 1995 for the twelve months ended December 31, 1995.

(9) Represents the actual results of operations for the 14 properties containing 3,196 units which are considered non-development properties. A reconciliation of the combined rental operations of the development and non-development properties to the audited combined results of operations for the twelve months ended December 31, 1995 and the unaudited combined results of operations for the six months ended June 30, 1996, as appearing in Form 8-K dated August 15, 1996, is as follows:

                                                      Net Income                 Net Income
                                                     Twelve Months              Nine Months
         Properties                                    (In 000's)                (In 000's)
         ----------                                    ----------                ----------

         Development Properties                      $        3,147             $       2,451
         Non-Developmement Properties                        10,074                     5,550
                                                     --------------             -------------
                                                     $       13,221             $       8,001
                                                     ==============             =============


(10) Represents the actual results of operations for the 4 properties containing 1,312 units which are considered development properties for the six month period ended June 30, 1996. See Note 9 above.

(11) Represents operations of South Hills Apartments for the 29 day period from January 1, 1995 to January 29, 1995, which represents the period not owned by the Sellers of the Southeast Portfolio during 1995 (based on the unaudited operating statement of the property for the stub period January 30, 1995 to December 31 , 1995).

(12) Represents the pro forma results of operations for the 14 non-development properties and the four development properties for the the 45 day period from July 1, 1996 to August 15, 1996, which was the period that the properties were not owned by United Dominion during the quarter ended September 30, 1996 (based on the unaudited combined statement of rental operations for the 182 day stub period from January 1, 1996 to June 30, 1996). The unaudited combined statement of rental operations was for the stub period January 1, 1996 to June 30, 1996, as appearing in Form 8-K dated August 15, 1996 (See Notes 9 and 10 above).

(13) Reflects the net decrease in property management fees for the non-development properties. United Dominion internally manages its apartment properties at an assumed cost of approximately 2.5% of rental income (based upon 1995 actual information). United Dominion uses 98% of the amount reported as rental income in calculating the property management fee, as 2% of the amount reported as rental income is assumed to be other income which is not subject to management fee.

(14) Represents the net increase in insurance expense to reflect that the United Dominion insures its apartments for approximately $29.97 per unit more than the historical insurance expense of the 3,196 apartment units for the the non-development properties contained in Southeast Portfolio (the nine months ended September 30, 1996, includes a pro forma adjustment for 227 out of 366 days).

(15) Reflects the net adjustments to depreciation expense to record the non-development properties in the Southeast Portfolio acquisition at the beginning of each period presented. Depreciation is computed on a straight-line basis over the useful lives of the related assets based upon the actual purchase price allocation of the Southeast Portfolio. Buildings have been depreciated over 35 years and other improvements over a weighted average life of 7.1622 years based upon the initial cost of the non-development properties in the Southeast Portfolio of $115.7 million. The allocation and useful lives are as follows for the non-development properties:

                                                                                Twelve Months       Nine Months
                                    Allocation of             Useful Life        Depreciation      Depreciation
                                    Purchase Price             In Years           Adjustment**      Adjustment**
                                    --------------             --------           ------------      ------------
         Building                    $ 96,637,354                 35             $ 2,761,067      $   1,712,465
         Other Improvements             7,296,003               7.1622             1,018,681            631,805
         Land                          11,739,024                 N\A                  --                 --
                                     ------------                                -----------      -------------
                                     $115,672,381                                $ 3,779,748      $   2,344,270
                                     ============                                ===========      =============

** The nine months ended September 30, 1996, includes a pro forma adjustment for 227 out of 366 days. The twelve months ended December 31, 1995 includes a pro forma adjustment for the full year.

(16) Reflects the additional interest expense associated with the acquisition of the non-development properties contained in the Southeast Portfolio as follows: (i) variable-rate bank debt aggregating $14.0 million used to fund the acquisition at assumed interest rates equal to market rates in effect at the time of the acquisition of 6.01%, (ii) the assumption of secured debt in the amount of $75.2 million which includes two mortgage notes aggregating $20.3 million and seven cross-collateralized notes aggregating $54.9 million with a weighted average interest rate of 7.36%, and (iii) the issuance of a fixed-rate $13.9 million note to the Seller of the Southeast Portfolio bearing interest of 7.10%.

                                                Weighted
                                                 Average        Twelve Month              Nine Month
                                                Interest      Interest Expense          Interest Expense
         Type of Debt           Amount            Rate          Adjustment**              Adjustment**
         ------------           ------            ----          ------------              ------------
         Bank Lines        $  13,982,880          6.01%        $     840,371            $      521,214
         Secured Debt*        75,175,680          7.36%            5,534,563                 3,432,639
         Note to Seller       13,902,591          7.10%              987,084                   612,208
                           -------------                       -------------            --------------
                           $ 103,061,151                       $   7,362,018            $    4,566,061
                           =============                       =============            ==============

** The nine months ended September 30, 1996, includes a pro forma adjustment for 227 out of 366 days. The twelve months ended December 31, 1995 includes a pro forma adjustment for the full year.

(17) Represents the issuance of 934,165 shares of United Dominion's common stock to the Seller of the Southeast Portfolio at $13.50 per share attributable to the non-development properties in the Southeast Portfolio based upon the aggregate allocated purchase price. The shares are assumed to have been outstanding from the beginning of each period presented. The nine months ended September 30, 1996, includes a pro forma adjustment for 227 out of 274 days. The twelve months ended December 31, 1995 includes a pro forma adjustment for the full year.

(18) Reflects the net decrease in property management fees for the development properties. United Dominion internally manages its apartment properties at an assumed cost of approximately 2.5% of rental income (based upon 1995 actual information). United Dominion uses 98% of the amount reported as rental income in calculating the property management fee, as 2% of the amount reported as rental income is assumed to be other income which is not subject to management fee.

(19) Represents the net increase in insurance expense to reflect that United Dominion insures its apartments for approximately $29.97 per unit more than the historical insurance expense of the 1,312 apartment units for the development properties contained in Southeast Portfolio. Since the four development properties were under various stages of construction during 1995 and 1996, the weighted average number of units outstanding for both periods presented is used in the calculation of the insurance expense pro forma adjustment. For the twelve months ended December 31, 1995, and the nine months ended September 30, 1996, the weighted average number of development units outstanding was 861 and 1,241 (the nine months ended September 30, 1996, includes a pro forma adjustment for 227 out of 366 days), respectively.

(20) Reflects the net adjustments to depreciation expense to record the development properties in the Southeast Portfolio acquisition at the beginning of each period presented. Depreciation is computed on a straight-line basis over the useful lives of the related assets based upon the actual purchase price allocations of the Southeast Portfolio. Buildings have been depreciated over 35 years and other improvements over a weighted average life of 6.7 years based upon the initial cost of the development properties in the Southeast Portfolio of $67.0 million. The allocation and useful lives are as follows for the development properties:

         For the twelve months ended December 31, 1995:

                                               Weighted Average                    Twelve Months
                              Allocation of     Allocation of    Useful Life       Depreciation
                              Purchase Price   Purchase Price**    In Years        Adjustment***
                              --------------   ----------------    --------        -------------
         Building             $   57,967,420     $37,151,197          35           $ 1,061,463
         Other Improvements        4,048,512       2,408,985         6.7               359,550
         Land                      4,952,938       2,938,969         N\A                  --
                              --------------     -----------                       -----------
                              $   66,968,870     $42,499,151                       $ 1,421,013
                              ==============     ===========                       ===========


         For the nine months ended September 30, 1996:

                                               Weighted Average                    Twelve Months
                              Allocation of     Allocation of    Useful Life       Depreciation
                              Purchase Price   Purchase Price**    In Years        Adjustment***
                              --------------   ----------------    --------        -------------
         Building             $   57,967,420     $54,604,690          35           $   967,624
         Other Improvements        4,048,512       3,768,179         6.7               348,820
         Land                      4,952,938       4,623,032         N\A                 --
                              --------------     -----------                       -----------
                              $   66,968,870     $62,995,901                       $ 1,316,444
                              ==============     ===========                       ===========

** Since the four development properties were under various stages of construction during 1995 and 1996, the weighted average balance of the purchase price outstanding for both periods presented is used in the calculation for the depreciation expense pro forma adjustment.

*** The nine months ended September 30, 1996, includes a pro forma adjustment for 227 out of 366 days. The twelve months ended December 31, 1995 includes a pro forma adjustment for the full year.

(21) Reflects the additional interest expense associated with the acquisition of the development properties contained in the Southeast Portfolio as follows: (i) additional bank debt aggregating $11.2 million used to fund the acquisition at assumed interest rates equal to market rates in effect at the time of the acquisition of 6.01%, (ii) the assumption of various secured debt aggregating $34.6 million bearing a weighted average interest rate of 6.76% which includes one mortgage note, one construction note and seven cross-collateralized notes and (iii) the issuance of a fixed-rate $11.1 million note to the Seller of the Southeast Portfolio bearing interest of 7.10%.

         For the twelve months ended December 31, 1995:

                                                                                  Twelve Months
         Development                         Weighted Average   Weighted Average Interest Expense
         Property             Total Debt     Debt Outstanding     Interest Rate    Adjustment**
         --------             ----------     ----------------     -------------    ------------
         Morganton Place    $ 12,386,796       $  11,264,470        6.537781%     $      736,446
         Lake Brandt          12,000,041           7,495,453        7.016978%            525,954
         Cape Harbor          16,733,447           2,868,373        6.540838%            187,616
         Stonesthrow          15,781,975          14,919,438        6.684529%            997,294
                            ------------       -------------                      --------------
                            $ 56,902,259       $ 36,547,734                       $    2,447,310
                            ============       ============                       ==============

         For the nine months ended September 30, 1996:

         Development                         Weighted Average   Weighted Average Interest Expense
         Property             Total Debt     Debt Outstanding     Interest Rate    Adjustment**
         --------             ----------     ----------------     -------------    ------------
         Morganton Place    $ 12,386,796     $    12,386,796        6.537781%      $    502,266
         Lake Brandt          12,000,041          12,000,041        7.016978%           522,249
         Cape Harbor          16,733,447          13,410,168        6.540838%           544,017
         Stonesthrow          15,781,975          15,781,975        6.684529%           654,300
                            ------------     ---------------        --------       ------------
                           $  56,902,259     $    53,578,980                       $  2,222,832
                           =============     ===============                       ============

** Since the four development properties were under various stages of construction during 1995 and 1996, the interest expense pro forma adjustment is based on the weighted average amount of debt outstanding as determined by the weighted average balance of the purchase price outstanding during each of the periods presented. For the nine months ended September 30, 1996, the interest expense adjustment is calculated on 227 out of 366 days.

(22) Represents the issuance of 745,675 shares of United Dominion's common stock to the Seller of the Southeast Portfolio at $13.50 per share attributable to the development properties in the Southeast Portfolio based on the aggregate allocated purchase price. The shares are assumed to have been issued and outstanding from the earlier of the beginning of each period presented or the date on which certificates of occupancy were granted for each unit contained in the development properties. For the twelve months ended December 31, 1995 and the nine months ended September 30, 1996, based upon the weighted average balance of the purchase price outstanding during 1995 and 1996, the weighted average days the stock is assumed to have been outstanding is 215.79 (out of 365 days) and 175.92 (out of 227 days), respectively.

(23) Represents the actual results of operations for Steeplechase Apartments and Westland Park Apartments that have been previously reported to the Securities and Exchange Commission by United Dominion on Form 8-K dated October 31, 1996.

(24) Represents the pro forma adjustments for Westland Park and Steeplechase Apartments. For Westland Park Apartments this represents the 8 day period from May 1, 1996 to May 9, 1996, which was the period that the property was not owned by the United Dominion during 1996 and the period not included in the actual results of operations in Note 23 (based on the average per day unaudited statement of rental operations for the 121 day stub period from January 1, 1996 to April 30, 1996). For Steeplechase Apartments this represents the 6 day period from March 1, 1996 to March 6, 1996, which was the period that the property was not owned by United Dominion during 1996 and the period not included in the actual results of operations in Note 23 (based on the average per day unaudited statement of rental operations for the 60 day stub period from January 1, 1996 to February 29, 1996).

(25) Reflects the net decrease in property management fees for Westland Park and Steeplechase Apartments. United Dominion internally manages its apartment properties at an assumed cost of approximately 2.5% of rental income (based upon 1995 actual information). United Dominion uses 98% of the amount reported as rental income in calculating the property management fee, as 2% of the amount reported as rental income is assumed to be other income which is not subject to management fee.

(26) Reflects the net adjustments to depreciation expense to record Westland Park and Steeplechase Apartments acquisitions at the beginning of each period presented. Depreciation is computed on a straight-line basis over the useful lives of the related assets based upon the actual purchase price allocations of the properties. Buildings have been depreciated over 35 years and other assets over 5, 10 or 20 years depending on the useful life of the related asset. The weighted average life of other assets for Westland Park and Steeplechase Apartments is approximately 7.41 years based upon the initial cost of the properties of $30.2 million. The allocation and useful lives are as follows:

         For the twelve months ended December 31, 1995:

                                                              Twelve Months
                             Allocation of    Useful Life      Depreciation
                             Purchase Price     In Years        Adjustment
                             --------------     --------        ----------
         Building            $   25,133,903        35          $   718,112
         Other Improvements       1,375,227     7.405319           185,707
         Land                     3,689,016                           --
                             --------------                    -----------
         Total               $   30,198,146                    $   903,819
                             ==============                    ===========

         For the nine months ended September 30, 1996:

                                                               Nine Months
                             Allocation of    Useful Life      Depreciation
                             Purchase Price     In Years        Adjustment
                             --------------     --------        ----------
         Building            $   25,133,903        35          $   200,384
         Other Improvements       1,375,227     7.405319            51,820
         Land                     3,689,016                           --
                             --------------                    -----------
                             $   30,198,146                    $   252,204
                             ==============                    ===========


** The nine months ended September 30, 1996, includes a pro forma adjustment for 102.13 (66 days for Steeplechase Apartments and 129 days for Westland Park Apartments) out of 366 days. The twelve months ended December 31, 1995 includes a pro forma adjustment for the full year.

(27) Reflects the additional interest expense associated with the acquisition of Westland Park and Steeplechase Apartments on variable-rate bank debt aggregating $30.2 million used to fund the acquisitions at assumed interest rates equal to market rates in effect at the time of each respective acquisition.

For the twelve months ended December 31, 1995:

                                                               Twelve Months
                                                              Interest Expense
         Property             Total Debt        Interest Rate   Adjustment**
         --------             ----------        -------------   ------------
         Westland Park      $ 16,699,276           6.0296%      $ 1,006,899
         Steeplechase         13,498,870           5.9144%          798,376
                            ------------                        -----------
                            $ 30,198,146                        $ 1,805,275
                            ============                        ===========


For the nine months ended September 30, 1996:
                                                                 Nine Months
                                                              Interest Expense
         Property             Total Debt        Interest Rate   Adjustment**
         --------             ----------        -------------   ------------
         Westland Park      $ 16,699,276           6.0296%      $   354,891
         Steeplechase         13,498,870           5.9144%          143,969
                            ------------                        -----------
                            $ 30,198,146                        $   498,860
                            ============                        ===========

** For the twelve months ended December 31, 1995, the interest expense adjustment is for the full year.

*** For the nine months ended September 30, 1996, the interest expense adjustment for Westland Park and Steeplechase Apartments is for 129 and 66 days, respectively (based on a 366 day year).

(28) Certain reclassifications have been made to South West's historical statements of operations for the twelve months ended December 31, 1995 and the nine months ended September 30, 1996 to conform to United Dominion's financial statement presentations.

(29) Represents adjustments to record the Merger in accordance with the purchase method of accounting, based upon the estimated purchase price of approximately $572 million, based on a market value of $14.125 per share of United Dominion common stock, as follows (in thousands):

                  Issuance of 22,805 shares of United Dominion common stock
                           based on the 1.0833  exchange  ratio in exchange  for
                           21,051 shares of South West
                           common stock*                                                $            322,110
                  Assumption of South West liabilities                                               234,709
                  Adjustment to record South West mortgages,
                           other notes payable and interest rate swap
                           agreement at fair value                                                     2,016
                  Merger costs (See calculation below)                                                12,788
                                                                                        --------------------
                                                                                        $            571,623
                                                                                        ====================

* 21,050,721 shares of South West common stock were outstanding on December 31, 1996.

         The following is a calculation of the estimated fees and other expenses related to the Merger (in thousands):

                  Advisory fees                                                         $          1,200
                  Legal and accounting fees                                                          985
                  Termination, severance and relocations costs                                     1,887
                  Printing, filing fees  and transfer costs                                          222
                  Payments of options and notes**                                                  7,684
                  Due diligence                                                                      230
                  Other                                                                              580
                                                                                        ----------------
                                                                                        $         12,788
                                                                                        ================

** Represents payment for the purchase of unvested options and forgiveness of notes to South West employees and directors.

(30) Estimated increase of $81.6 million in the book value of South West's real estate assets based upon United Dominion's estimated purchase price and the adjustment to eliminate South West's historical accumulated depreciation of $79.6 million, as follows (in thousands):


                    Purchase price (See Note (29))                                        $ 571,623
                    Less basis of South West's assets assumed:
                             Real estate held for investment                      397,682
                             Construction in progress                              73,598
                             Cash and cash equivalents                              9,333
                             Other assets (See Note (31))                           9,455
                                                                                           (490,068)
                                                                                          ----------
                    Pro forma adjustment                                                  $  81,555
                                                                                          ==========

                  South West historical accumulated depreciation                         $   79,632

                  Less basis assigned to accumulated depreciation                               ---
                                                                                         -----------
                  Pro forma adjustment                                                   $   79,632
                                                                                         ===========

                  Total pro forma adjustment to real estate held for investment          $  161,187
                                                                                         ===========

(31) To adjust the historical basis of South West's other assets to eliminate deferred financing and similar costs in the aggregate amount of approximately $6.0 million which will be eliminated in connection with the Merger.

(32) To record the estimated $2,016,227 premium as of September 30, 1996 required to adjust South West fixed-rate mortgages, other notes payable and an interest rate swap agreement to estimated fair value using market quotations from investment banks. To record the reclassification of $118,682,000 of notes payable-secured to notes payable-unsecured. For purposes of this Form 8-K, it is assumed that United Dominion would refinance $118,682,000 of South West's secured notes payable which consists of the following amounts at September 30, 1996: (i) bank-line borrowings aggregating $56.6 million, (ii) construction notes payable aggregating $53.7 million and (iii) two mortgage notes payable aggregating $8.4 million with unsecured notes payable.

(33) Additional borrowings estimated at $13,115,000 of variable-rate bank debt incurred by United Dominion to fund Merger costs estimated at $12,788,000 (See note (29) and the estimated registration costs of $327,000. (See Note (34)). To record the reclassification of $118,682,000 of notes payable-secured to notes payable-unsecured. See Note (32) above.

(34) To adjust South West's shareholders' equity to reflect the issuance of 22,804,246 (at an exchange ratio of 1.0833) shares of United Dominion common stock based on a market value of $14.125 per share, in exchange for all of the 21,050,721 outstanding shares of South West's common stock and to record the estimated registration costs in connection with the Merger of $327,000, as follows:

                                                               Notes Receivable
                                                                    From         Distributions
                                       Common      Paid-in         Officer         in Excess
                                        Stock      Capital       Shareholders     Of Earnings
                                       (000's)     (000's)         (000's)          (000's)
                                        -----      -------       ------------    -----------
Issuance of United Dominion
         common stock               $  22,805    $ 299,306        $    ---           $  ---
Registration costs incurred in
         connection with the
         Merger                                       (327)
South West's historical shareholders'
          equity                         (205)    (236,240)          3,095            51,650
                                    ----------   ----------       --------       -----------
         Pro forma adjustments      $  22,600    $  62,739        $  3,095       $    51,650
                                    ==========   ==========       ========       ===========

(35) Reflects the estimated net reduction of property management costs of $493,032 and $346,013 for the twelve months ended December 31, 1995 and
         the nine months  ended  September  30,  1996,   respectively,   based
         upon the identified historical costs for those items which are anticipated to be eliminated or reduced as a result of the Merger, as follows:

                                                                         Twelve Months             Nine Months
                                                                            Ended                     Ended
                                                                       December 31, 1995       September  30, 1996
                                                                           (000's)                   (000's)
                                                                       -----------------       -------------------

         Net reduction in salary, benefits and occupancy costs            $   285                    $   230
         Net reduction in travel, entertainment & other                        57                         51
         Net reduction in other expenses                                      151                         65
                                                                          -------                    -------
         Pro forma adjustment                                             $   493                    $   346
                                                                          =======                    =======

(36) Represents the estimated net increase in depreciation of real estate owned as a result of recording the South West real estate assets at fair value versus historical cost. Depreciation is computed on a straight-line basis over the estimated useful lives of the related assets which have an estimated weighted average useful life of approximately 26.3 years. Buildings have been depreciated over 35 years and other assets over 5, 10 or 20 years depending on the useful life of the related asset.

         Calculation of fair value of depreciable real estate assets at September 30, 1996 (in thousands):
         -------------------------------------------------------------------------------------------------
         Purchase price (See Note (30))                                                 $   571,623
                  Less:
                  Purchase price allocated to cash and other assets                         (18,788)
                  Purchase price allocated to land                                          (71,886)
                  Purchase price allocated to construction in progress**                    (73,598)
                                                                                        ------------
                  Pro Forma basis of South West's depreciable real estate
                           held for investment at fair value assets                     $   407,351
                                                                                        ============

 ** At September 30, 1996, South West had two apartment communities containing 698 apartment homes and three additions to existing properties which will total 392 apartment homes under construction. The historical cost of construction in progress is assumed to be at fair value.

         Calculation of depreciation of real estate owned for the twelve months ended December 31, 1995 and the nine months ended September 30, 1996:

                                                               Twelve Months               Nine Months
                                                                   Ended                      Ended
                                                              December 31, 1995         September 30, 1996
                                                                 (In 000's)                 (In 000's)
                                                                 ----------                 ----------
         Depreciation expense based upon an
                  estimated weighted average
                  useful life of approximately 26.3
                  years                                          $ 14,163                   $   11,608
         Less historical South West depreciation of real
                  estate owned                                    (12,304)                      (9,952)
                                                                 --------                   ----------
                  Pro forma adjustment                           $  1,859                   $    1,656
                                                                 ========                   ==========

(37)   Represents the estimated net adjustment to interest expense, as follows:

                                                                               Twelve Months               Nine Months
                                                                                   Ended                      Ended
                                                                             December 31, 1995         September 30, 1996
                                                                                (In 000's)                  (In 000's)
                                                                             -----------------         ------------------
         To adjust  amortization of South West's deferred  financing costs
            which would be eliminated in connection with the Merger           $      (965)                $     (921)
         To adjust  the amortization of the premium required to adjust
            South West's mortgages, other notes payable and an
            interest rate swap agreement at fair value                               (440)                      (428)
         To reflect the additional borrowings of $13.1 million of variable-rate bank line  borrowings  used to fund the Merger costs (See Note
            (34)) at current market interest rates available to
            United Dominion of 6.03%                                                  791                        593
                                                                              ------------                -----------
                           Pro forma adjustment                               $      (614)                $     (756)
                                                                              ============               ===========

(38) Represents the estimated net reduction to general and administrative costs of $1,039,471 and $722,046 for the twelve months ended December 31, 1995 and the nine months ended September 30, 1996, respectively, based upon the identified historical costs of certain items which are anticipated to be eliminated or reduced as a result of the Merger, as follows:

                                                                               Twelve Months               Nine Months
                                                                                   Ended                      Ended
                                                                             December 31, 1995         September 30, 1996
                                                                                (In 000's)                  (In 000's)
                                                                             -----------------         ------------------
         Net reduction in salary, benefits and occupancy costs                   $    704                      $ 471
         Net reduction in duplication of public company
                  expenses                                                            181                        123
         Net reduction in other expenses                                              154                        128
                                                                                 --------                      -----
                                                                                 $  1,039                      $ 722
                                                                                 ========                      =====

(39) The pro forma weighted average shares outstanding for the twelve months ended December 31, 1995 and the nine months ended September 30, 1996 are computed as follows:

                                                                         Twelve Months               Nine Months
                                                                             Ended                      Ended
                                                                       December 31, 1995         September 30, 1996
                                                                           (In 000's)                 (In 000's)
                                                                           ----------                 ----------

         South West's historical weighted average common shares
                  outstanding                                                18,627                    20,659
         Plus: effect of South West vested stock options converted
                  upon Merger                                                   211                       211
         Less: dilutive effect of South West stock options
                  To be eliminated in the Merger                              (  92)                     (220)
                                                                             ------                    ------
         South West adjusted weighted average common shares
                  outstanding                                                18,746                    20,650
                                                                             ======                    ======

         United Dominion Pro Forma weighted average
                  common  shares outstanding                                 54,156                    58,330
         Issuance of United Dominion common stock at an
                  exchange ratio of  1.0833 for all of the South
                  West common stock  in  connection with
                  the Merger **                                              20,308                    22,370
                                                                             ------                    ------
                           Pro Forma Shares                                  74,464                    80,700
                                                                             ======                    ======

                  ** Weighted average historical South West common shares outstanding multiplied by the exchange ratio.

Signatures


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            UNITED DOMINION REALTY TRUST, INC.



Date:     January 21, 1997                  /s/ James Dolphin
                                            ------------------------------------
                                            James Dolphin, Senior Vice President
                                            Chief Financial Officer


Date:    January 21, 1997                   /s/ Jerry A. Davis
                                            ------------------------------------
                                            Jerry A. Davis, Vice President
                                            Corporate Controller